                                                                    EXHIBIT 10.5

           AMENDMENT NO. 6 TO THE SIXTH AMENDED AND RESTATED LOAN AND
                               SECURITY AGREEMENT

               This AMENDMENT No. 6 TO THE SIXTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "AMENDMENT") is entered into this 29 day of August, 2002 by and among FLEET CAPITAL CORPORATION, as Administrative Agent and as Collateral Agent, The CIT GROUP/BUSINESS CREDIT, INC., as Co-Administrative Agent, the syndicate of lenders identified as the Tranche A Lenders in the Loan Agreement referred to below (the "LENDERS") and RESTORATION HARDWARE, INC. (the "LEAD BORROWER" and a "BORROWER"), and THE MICHAELS FURNITURE COMPANY, INC. (a "BORROWER" and, together with the Lead Borrower, the "BORROWERS") (each, an "AMENDMENT PARTY" and, collectively, the "AMENDMENT PARTIES"), and is made with reference to the following facts:

                                    RECITALS

               A. WHEREAS, Borrowers, the Administrative Agent, the Co-Administrative Agent, the Collateral Agent, the Lenders and certain other lenders (each a "PARTY" and, collectively, the "PARTIES") have previously entered into that certain Sixth Amended and Restated Loan and Security Agreement dated as of September 27, 2000 (as amended, modified or supplemented from time to time, the "LOAN AGREEMENT") and various agreements and instruments collateral thereto (collectively with the Loan Agreement, the "LOAN DOCUMENTS"). The Parties also entered into that certain Limited Extension Agreement and Amendment No. 1 to the Sixth Amended and Restated Loan and Security Agreement, dated as of February 3, 2001, that certain Amendment No. 2 to the Sixth Amended and Restated Loan and Security Agreement, dated as of March 2, 2001, that certain Amendment No. 3 to the Sixth Amended and Restated Loan and Security Agreement, dated as of March 21, 2001, that certain Amendment No. 4 to the Sixth Amended and Restated Loan and Security Agreement, dated as of September 27, 2001 and that certain Amendment No. 5 to the Sixth Amended and Restated Loan and Security Agreement, dated as of May 1, 2002. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Documents.

               B. WHEREAS, the Amendment Parties desire to amend the Loan Agreement on the terms and subject to the conditions of this Amendment.

               NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Amendment Parties agree as follows:

                                    ARTICLE I
                          AMENDMENTS TO LOAN AGREEMENT

               1.1 Article I of the Loan Agreement is hereby amended to add the following definitions:

               "FISCAL YEAR 2003": Defined in Section 5.12(d)(iii).

               "SIXTH AMENDMENT DATE": August 29, 2002.


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

               1.2 Article I of the Loan Agreement is hereby amended by deleting the definitions of the terms "Loan Documents", "Permissible Overloans", "Receivables Advance Rate", "Tranche A Ceiling", "Tranche A Dollar Commitment" and "Tranche A Maturity Date", and inserting the following in lieu thereof:

               "LOAN DOCUMENTS": This Agreement, each instrument and document executed and/or delivered as contemplated by Article III (including without limitation the fee letters by and between any of the Agents and the Borrowers or any of the Lenders and the Borrowers, and the Warrant Agreement) and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with any Agent or any Affiliate of any Agent or, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, foreign exchange contract, bankers' acceptances, bankers' acceptance financing facilities or equipment leasing services provided by any Agent or any Affiliate of any Agent, as each may be amended from time to time.

               "PERMISSIBLE OVERLOANS": Tranche A Loans which are Overloans, where such loans (without duplication) are either (a) Protective Advances or (b) are made when Availability equals zero, made during the period August 1 through October 31 of any calendar year and are not extant for more than sixty (60) consecutive days during any such period absent consent of the Combined SuperMajority Lenders Plus pursuant to Section 16.5 hereof; provided however, in no event shall (x) the making of any Permissible Overloan cause any Tranche A Lender to exceed that Tranche A Lender's Tranche A Dollar Commitment, (y) the aggregate outstanding amount of Permissible Overloans exceed $5,000,000 at any one time and (z) the aggregate amount of Protective Advances exceed 5% of the Borrowing Base.

               "RECEIVABLES ADVANCE RATE": (i) In the case of Eligible Receivables of Michaels; Eighty-Five Percent (85%); (ii) in the case of Eligible Credit Card Receivables of the Lead Borrower, Eighty-Five Percent (85%); and
(iii) in the case of Eligible Credit Card Receivables of the Guarantor, Seventy-Five Percent (75%).

               "TRANCHE A CEILING": The aggregate amount of the Tranche A commitment of all Tranche A Lenders, which shall equal Seventy-Two Million Dollars ($72,000,000.00).

               "TRANCHE A DOLLAR COMMITMENT": As set forth on Exhibit 2.24(a) annexed hereto (as such amounts may change in accordance with the provisions of this Agreement). The aggregate of Tranche A Dollar Commitments shall not exceed Seventy-Two Million Dollars ($72,000,000.00).

               "TRANCHE A MATURITY DATE":  June 30, 2004.

               1.3 The definition of "AVAILABILITY RESERVES" contained in
Article I of the Loan Agreement is amended by adding the following at the end thereof:

               "(ix) Foreign exchange contracts in an amount established in the Administrative Agent's discretion."


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

               1.4 The definition of "PROTECTIVE ADVANCES" contained in Article I of the Loan Agreement is amended by deleting the phrase "together with other Permissible Overloans" from the last clause thereof.

               1.5 The definition of "STATED AMOUNT" contained in Article I of the Loan Agreement is amended by adding the following at the end thereof:

               "plus the face amount of any outstanding bankers' acceptances arising out of drawings under such L/Cs without duplication."

               1.6 The Margin Pricing Grid set forth in Section 2.11(a)(vi) of the Loan Agreement is hereby amended to read in full as follows:

             Actual EBITDA for the Prior      Index       Base
             Twelve Months                    Margin      Margin
             ---------------------------      ------      ------
Tier I       >$25,000,000                     1.75%       1.00%
Tier II      > $20,000,000 <= $25,000,000     2.00%       1.00%
Tier III     >$17,500,000 <= $20,000,000      2.25%       1.00%
Tier IV      > $15,000,000 <= $17,500,000     2.50%       1.25%
Tier V       >$12,500,000 <= $15,000,000      2.75%       1.50%
Tier VI      >$10,000,000 <= $12,500,000      3.00%       1.75%
Tier VII     <= $10,000,000                   3.25%       2.00%


               1.7 Section 2.11(a)(vi) of the Loan Agreement is hereby amended by deleting the last sentence and inserting the following in lieu thereof:

               "Notwithstanding the foregoing, but subject to Section 2.11(a)(v), interest shall accrue at the rate set pursuant to Tier V of the foregoing Margin Pricing Grid through February 1, 2003."

               1.8 Section 2.20(b)(ii) of the Loan Agreement is hereby amended to read in full as follows:

               "(ii) The expiry of the requested L/C (and the maturity date of any time drafts drawn under a usance L/C) is not later than the earlier of thirty (30) days prior to the Tranche A Maturity Date or the following:


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

                      (A) For Standby L/Cs: One (1) year from initial issuance.

                      (B) For documentary L/Cs: Sixty (60) days from issuance and if such documentary L/C is a usance L/C, time drafts drawn thereunder shall be payable no later than sixty (60) days after sight; and"

               1.9 Section 2.20(b) of the Loan Agreement is hereby further amended by adding the following new clause (iv) at the end thereof:

               "(iv) The aggregate outstanding amount of usance L/Cs (giving effect to the L/C whose issuance is requested) plus the face amount of any outstanding bankers' acceptances arising out of drawings under L/Cs does not exceed Fifteen Million Dollars ($15,000,000.00)."

               1.10 Section 2.20(e) of the Loan Agreement is hereby amended by deleting the first two sentences and inserting the following in lieu thereof:

               "The Borrowers shall reimburse the Issuer for the amount of any drawing honored under an L/C on the same day on which such drawing takes place, or if the applicable L/C is a usance L/C, on the date the time draft drawn and accepted thereunder is payable. The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrowers, the Issuer, or any Tranche A Lender becomes obligated on account of, or in respect to, any L/C and drafts drawn thereunder."

               1.11 Section 4.6(c)(v) of the Loan Agreement is hereby amended by adding the following at the end of clause (C) thereof:

               "; provided, however, that no Stores shall be opened after August __, 2002."

               1.12 Section 4.6(c)(v) of the Loan Agreement is hereby further amended by adding the following new clause (D) at the end thereof:

               "(D) Fiscal Year 2003:  5 Stores."

               1.13 Section 4.19 of the Loan Agreement is hereby amended to read in full as follows:

               "Except as described in EXHIBIT 4.19 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrowers, threatened, against or involving Borrowers or any of their Subsidiaries, or the business, operations, properties, prospects, profits or condition of Borrowers or any of their Subsidiaries which, singly, on in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither Borrowers nor any of their Subsidiaries are in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

               1.14 Section 5.12(d) of the Loan Agreement is hereby amended by deleting clause (iii) thereof and inserting the following in lieu thereof:


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

               "(iii) For the fiscal year ending February 1, 2004 ("Fiscal Year 2003"): Nineteen Million Dollars ($19,000,000.00)."

               1.15 Section 5.12(d) of the Loan Agreement is hereby further amended by adding the following new clause (iv) at the end thereof:

               "(iv) For the period from February 2, 2004 through June 30, 2004:
$7,900,000.00."

               1.16 Section 12.4(a) of the Loan Agreement is hereby amended by adding the phrase "any bankers' acceptances arising out of drawings under L/Cs and any foreign exchange contracts," after the phrase "payments made by the Borrowers on account of the Tranche A Loans" in the third line thereof and by adding the following new clause (iii) at the end thereof:

               "(iii) Third: To payments in respect of bankers' acceptances arising out of drawings under L/Cs then due and payable and payments in respect of foreign exchange contracts then due and payable pro rata to the full extent thereof."

               1.17 Section 12.4(c) of the Loan Agreement is hereby amended by adding the following new clause (iv) at the end of the first sentence thereof:

               "and (iv) to each Person which has a pro rata share thereof, such Person's pro rata share of interest payments in respect of bankers' acceptances arising out of drawings under L/Cs then due and payable and foreign exchange contracts then due and payable.

               1.18 Section 20.17 of the Loan Agreement is hereby amended by adding the following at the end thereof:

               "Notwithstanding the foregoing, Agent and each Lender agrees that it shall setoff any such deposits or other sums at any time credited by or due to the Borrowers and any cash, securities, instruments or other property of the Borrowers in possession of the Agent or any Lender first, against the Tranche A Debt and amounts owing under L/Cs issued pursuant to Section 2.20(e) for the benefit of the Tranche A Lenders on a Pro Rata basis and second, against any outstanding foreign exchange contracts. If at any time or times any Lender shall receive by payment, foreclosure, setoff or otherwise, any proceeds of Collateral, except for proceeds received by such Lender from Agent pursuant to the terms of this Agreement, such Lender shall promptly turn the same over to the Agent, in kind, or in same day funds, as applicable, for the account of all Lenders and for application to the Liabilities in accordance with the applicable provisions of the Agreement."

               1.19 Exhibits 4.6(a), 4.8, 4.9 and 4.11 of the Loan Agreement are hereby amended by deleting them in their entirety and inserting Exhibits 4.6(a), 4.8, 4.9 and 4.11 attached hereto in lieu thereof.


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

                                   ARTICLE II
                              ADDITIONAL AGREEMENTS

               2.1 Borrowers shall pay on the Sixth Amendment Date, $350,000.00 (the "Fees") to the Administrative Agent, for the Pro Rata benefit of the Tranche A Lenders.

               2.2 The Parties to the Loan Agreement and related Loan Documents hereby agree to redocument such Loan Agreement and related Loan Documents within sixty (60) days of the Sixth Amendment Date.

                                   ARTICLE III
                         CONFIRMATION OF LOAN DOCUMENTS

               The Guarantor, by its execution and delivery of this Amendment, irrevocably and unconditionally ratifies and confirms that it consents to the terms and conditions of the Loan Agreement as it has been amended by this Amendment and that each Loan Document to which the Guarantor is a party shall continue in full force and effect in accordance with its terms, and is and shall continue to be applicable to all of the Guarantor's obligations. The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Loan Agreement or any other Loan Document to consent to the amendments to the Loan Agreement effected pursuant to this Amendment and (ii) nothing in the Loan Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Guarantor to any future amendments to the Loan Agreement.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

               This Amendment shall become effective upon satisfaction of the following conditions:

               4.1 Execution and delivery to the Administrative Agent of counterparts hereof by the Borrowers, the Guarantor, the Lenders, the Collateral Agent, the Administrative Agent and the Co-Administrative Agent.

               4.2    The Borrowers shall have paid the Fees.

                                    ARTICLE V
                                  MISCELLANEOUS

               5.1 Each of the Borrowers and the Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Loan Agreement, as amended by this Amendment (the "AMENDED AGREEMENT"), and, after giving effect to the transactions contemplated herein, all such representations and warranties shall be true and correct in all material respects on and as of the date hereof (except insofar as such representations and warranties expressly relate to an earlier date).

               5.2 Each of the Borrowers and the Guarantor warrants and represents (which warranty and representation shall survive the execution and delivery hereof) that:

               (a) It has the corporate power and authority to execute and deliver this Amendment, and to carry out the terms and provisions of this Amendment and the Amended Agreement and the transactions contemplated hereby and thereby, and has taken or caused to be taken all necessary corporate action to authorize the execution and delivery of this Amendment and the performance of this Amendment and the Amended Agreement and the transactions contemplated hereby and thereby;

               (b) No consent of any other person (including, without limitation, its shareholders or creditors), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and delivery of this Amendment and the performance of this Amendment and the Amended Agreement;

               (c) The execution and delivery of this Amendment and the performance of this Amendment and the Amended Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation; and

               (d) This Amendment has been duly executed and delivered by a duly authorized officer, and this Amendment and the Amended Agreement constitute a legal, valid and binding obligation of it, enforceable in accordance with their terms, subject to laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity.

               5.3 The Loan Documents, subject to the foregoing terms and conditions provided by this Amendment, constitute the complete agreement of the Parties with respect to the subject matters referred to herein and supersede all prior or contemporaneous negotiations, promises, agreements, or representations, all of which have become merged and finally integrated into the Loan Documents and this Amendment. No agreements or undertakings varying, modifying, amending, extending, discharging or terminating the same shall be binding upon any Party unless in writing signed by a duly authorized official or agent thereof. No waiver by any Party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

               5.4 Each Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the negotiation, documentation, and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any Party in connection with its interpretation or enforcement, the prevailing Party or Parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing Party or Parties may be entitled. Each of the Amendment Parties waives its right to a trial by jury in any action to enforce, defend, or interpret, or otherwise concerning this Amendment.


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

               5.5 Except as herein expressly amended, the Loan Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

               5.6 This Amendment and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by and construed under the laws of the Commonwealth of Massachusetts and shall inure to the benefit of and binding upon the successors, heirs and assigns of the Parties.

               5.7 All references to the Loan Agreement contained in the Loan Agreement and the other Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean the Loan Agreement, as amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

               5.8 This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

               5.9 Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  (remainder of page intentionally left blank)

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

RESTORATION HARDWARE, INC.                   THE MICHAELS FURNITURE COMPANY,
(the "Lead Borrower" and a "Borrower")       INC. (a "Borrower")

By: /s/ Kevin W. Shahan                      By:  /s/ Thomas M. Bazzone
   ----------------------------------           --------------------------------

Name: Kevin W. Shahan                        Name: Thomas M. Bazzone
     --------------------------------             ------------------------------

Title: VP/CFO                                Title: EVP; COO
      -------------------------------              -----------------------------

FLEET CAPITAL CORPORATION                    THE CIT GROUP/BUSINESS CREDIT, INC.
(the "Administrative Agent")                 (the "Co-Administrative Agent")

By: /s/ Matthew R. Van Steenhuyse            By: /s/ James J. Karnowski
   ----------------------------------           --------------------------------

Name: Matthew R. Van Steenhuyse              Name: James J. Karnowski
     --------------------------------             ------------------------------

Title: Senior Vice President                 Title:  V.P.
      -------------------------------              -----------------------------

FLEET CAPITAL CORPORATION                    FLEET CAPITAL CORPORATION
(a "Collateral Agent")                       (a "Lender")

By: /s/ Matthew R. Van Steenhuyse            By: /s/ Matthew R. Van Steenhuyse
   ----------------------------------           --------------------------------

Name: Matthew R. Van Steenhuyse              Name: Matthew R. Van Steenhuyse
     --------------------------------             ------------------------------

Title: Senior Vice President                 Title: Senior Vice President
      -------------------------------              -----------------------------

THE CIT GROUP/BUSINESS CREDIT, INC.
(a "Lender")

By:   /s/ James J. Karnowski
      ----------------------

Name:   James J. Karnowski
        ------------------

Title:    V.P.
          -----------------

      Signature Pages to Amendment No. 6 to the Sixth Amended and Restated
                           Loan and Security Agreement

Acknowledged and Agreed:
RESTORATION HARDWARE CANADA, INCORPORATED
(the "Guarantor")

By: /s/ Kevin W. Shahan
   -------------------------------

Name: Kevin W. Shahan
     -----------------------------

Title: Secretary
      ----------------------------


      Signature Pages to Amendment No. 6 to the Sixth Amended and Restated
                           Loan and Security Agreement